                            PIPELINE COMMUNICATIONS, INC.


                           1994 INCENTIVE STOCK OPTION PLAN




                                COVERING 50,000 SHARES


              EFFECTIVE AS OF SEPTEMBER 29, 1994, UNLESS OTHERWISE NOTED





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                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    Purpose; Effective Date.................................................1

2.    Administration..........................................................1

3.    Stock. .................................................................1

4.    Fair Market Value.......................................................2

5.    Eligibility to Receive Options; Type of Options.........................2

6.    Grant of Options; Option Award Letters; Option Terms....................2

      (a)    Grant............................................................2
      (b)    Option Award Letters.............................................2
      (c)    Option Price.....................................................2
      (d)    Terms of Options.................................................2
      (e)    Terms of Exercise................................................2
      (f)    Method of Exercise...............................................3
      (g)    Time and Method of Payment.......................................3
      (h)    Effect of Termination of Employment, Retirement or Death on
             Option Exercise..................................................3
      (i)    Restrictions on Transfer and Exercise of Options.................4
      (j)    Rights as a Shareholder..........................................4
      (k)    Conflicts........................................................4

7.    Restrictions on the Transfer of the Stock...............................4

8.    Repurchase of Issued Shares.............................................4

9.    Company's Right of First Refusal........................................5

      (a)    Notice of Proposed Transfer......................................5
      (b)    Exercise of Right................................................5
      (c)    Purchase Price...................................................5
      (d)    Closing..........................................................5
      (e)    Company's Failure to Purchase....................................5
      (f)    Family Transfers.................................................5
      (g)    Termination Upon Public Offering.................................6

10.   Adjustments Upon Changes in Capitalization..............................6

                                  TABLE OF CONTENTS
                                     (CONTINUED)


11.   Stock Legends...........................................................7

12.   Amendment and Termination of the Plan...................................7

13.   Notices.................................................................7

14.   Term of Plan............................................................8

15.   Headings................................................................8

16.   Governing Law...........................................................8

17.   Gender and Number.......................................................8

18.   Legal References........................................................8

19.   No Rights to Employment.................................................8


                                         -ii-

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                            PIPELINE COMMUNICATIONS, INC.
                           1994 INCENTIVE STOCK OPTION PLAN


    1.   PURPOSE; EFFECTIVE DATE.

         (a) The purpose of this 1994 Incentive Stock Option Plan ("the PLAN") is to further the growth and development of PIPELINE COMMUNICATIONS, INC., a Georgia corporation (the "Company"), by encouraging officers other key employees of the Company, and others associated with the Company, to obtain a proprietary interest in the Company by purchasing its stock. The Company intends that the Plan will reward such persons for prior service to the Company, provide such persons with an added incentive to continue in the employ and service of the Company, and stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

         (b) It is further intended that the Plan qualify as an incentive stock option plan, and that any option granted in accordance with the Plan qualify as an incentive stock option, all within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         (c) The Plan shall be effective as of September 29, 1994, and no Options shall be granted hereunder prior to said date.

    2.   ADMINISTRATION.

         (a) The Plan shall be administered and interpreted by the Company's Board of Directors (the "BOARD"). Subject to the provisions of the Plan, the Board shall have the authority and sole discretion to determine and designate, from time to time, those persons to whom Options are to be granted, the purchase price of the shares covered by each Option, the time or times at which Options shall be granted and the manner in and conditions under which said Options are exercisable (including, without limitation, any limitations or restrictions thereon). In making such determinations, the Board may take into account the nature of the services rendered by the respective persons to whom Options may be granted, their present and potential contributions to the Company's success and such other factors as the Board, in its sole discretion, shall deem relevant.

         (b) Subject to the express provisions of the Plan, the Board also shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

    3. STOCK. The stock subject to the Options shall be authorized but unissued or reacquired shares of the $.01 par value common stock of the Company (the "COMMON STOCK"). Subject to readjustment in accordance with the provisions of Section 10, the total number of shares of the Common Stock for which Options may be granted to persons participating in the Plan shall not exceed 50,000 shares of Common Stock in the aggregate. In the event that any outstanding Option under the Plan for any reason expires unexercised or is terminated without exercise prior to the end of the period during which Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Option again may be subjected to an Option under the Plan.

    4. FAIR MARKET VALUE. For all purposes hereunder, the fair market value of the Company's Common Stock shall be determined in good faith by the Board from time to time and shall hereinafter be referred to as "FAIR MARKET VALUE."

    5.   ELIGIBILITY TO RECEIVE OPTIONS; TYPE OF OPTIONS.

         The persons eligible to receive Options hereunder shall be officers and other key employees of the Company, and other persons associated with the Company who have made or are expected to make a significant contribution to the Company. The Board from time to time may select such persons from that group to whom Options are to be offered and granted hereunder; such selected persons hereinafter are referred to individually as an "OPTIONEE" and collectively as "OPTIONEES".

    6.   GRANT OF OPTIONS; OPTION AWARD LETTERS; OPTION TERMS.

         (a)  GRANT.    Options may be granted by the Board to Optionees from
time to time and at such times as may be authorized by the Board. In its authorization of the granting of an Option hereunder, the Board shall specify the name of the Optionee and the number of shares of Common Stock subject to such Option (the "Optioned Shares").

         (b)  OPTION AWARD LETTERS.    The Board shall deliver to the Optionee
a letter evidencing such Option (the "OPTION AWARD LETTER") setting forth the date on which the Board granted such Option (the "DATE OF GRANT"), the total number of Optioned Shares, and the terms and conditions of such Option (to the extent such terms and conditions are different from or in addition to the terms and conditions provided in this Plan). Unless it expressly provides otherwise, each Option Award Letter shall be subject to, and shall be deemed to incorporate all the terms and conditions of, this Plan.

         (c) OPTION PRICE. The purchase price of the Optioned Shares (the "OPTION EXERCISE PRICE") shall be the Fair Market Value thereof (and not less than 110 percent of the Fair Market Value in the case of Options granted to Optionees who own more than 10 percent of the voting power of all classes of stock of the Company), as determined by the Board, which determination shall be final, binding and conclusive.

         (d) TERMS OF OPTIONS. Terms of Options granted under the Plan shall commence on the Date of Grant, and shall expire and cease to be exercisable on such date as the Board may determine for each Option; provided, in no event shall any Option be exercisable after 10 years after the Date of Grant (or 5 years in the case of Options granted to Optionees who own more than 10 percent of the voting power of all classes of the Company's stock).

         (e) TERMS OF EXERCISE. Subject to other applicable provisions of the Plan, the Board may specify the terms and conditions under which each Option may be exercised. Each Option shall become exercisable in such installments (which need not be equal and which may or may not correspond to a vesting schedule specified by the Board), or in full, and at such times as may be designated by the Board. The exercise of an Option may be for less than the full number of Optioned Shares, but, unless the Option Award Letter permits a smaller number, such exercise shall not be for less than 100 Optioned Shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee; provided, the 100-share requirement set forth above shall not apply to any exercise of an Option if such Option is exercised with respect to all remaining Optioned Shares.

         (f)  METHOD OF EXERCISE.

              (i) All Options granted hereunder shall be exercised by written notice directed to the Board at the Company's principal place of business or to such other person as the Board may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Exercise Price for the number of Optioned Shares specified in such notice. The date on which an option is exercised is referred to herein as the "EXERCISE DATE".

              (ii) Within a reasonable time after exercise, the Company shall make delivery of certificates representing the shares purchased thereby (the "ISSUED SHARES"); provided, if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof (including compliance with applicable securities laws), then the delivery of such certificates shall be delayed for the period necessary to take such action.

         (g) TIME AND METHOD OF PAYMENT. The Option Exercise Price shall be payable upon the exercise of the Option in an amount equal to the number of Optioned Shares then being purchased times the per share Option Exercise Price. Payment shall be in cash or by personal check.

         (h) EFFECT OF TERMINATION OF EMPLOYMENT, RETIREMENT OR DEATH ON OPTION EXERCISE. Except as provided in parts (i), (ii), (iii) and (iv) of this subsection 6(h), no Option shall be exercisable unless the Optionee thereof shall have been an employee of the Company continuously from the Date of the Grant until the Exercise Date.

              (i) TERMINATION WITHOUT CAUSE. Unless otherwise provided in the Option Award Letter, in the event an Optionee during his life ceases to be an employee of the Company for any reason other than a Termination for Cause (addressed in part (iv) below), a voluntary termination without the Company's prior written consent (addressed in part (iv) below), retirement with the consent of the Company (addressed in part (ii) below), disability (addressed in part (ii) below) or death (addressed in part (iii) below), any Option or unexercised portion thereof granted to him shall terminate on, and shall not be exercisable after, the earlier to occur of (A) the expiration date of the Option, or (B) one (1) month after termination of employment. Prior to the earlier of the dates specified in clauses (A) and (B) above, the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

              (ii) RETIREMENT OR DISABILITY. Unless otherwise provided in the Option Award Letter, upon an Optionee's retirement with the Company's consent or the termination of an Optionee's employment due to disability as determined by the Board in its sole discretion, any Option or unexercised portion thereof granted to such Optionee which is otherwise exercisable shall terminate on the earlier to occur of (a) the date of expiration of the Option, or (b) one (1) month after termination of employment (1 year in the case of termination due to disability) after the date on which such Optionee ceases to be an employee of the Company. Prior to the earlier of such dates, the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment ceases due to such retirement or disability.

              (iii) DEATH. Unless otherwise provided in the Option Award Letter, in the event of the death of an Optionee while he is an employee of the Company or within one (1) month after the date of his termination for any reason (other than for Cause), any Option or unexercised portion thereof granted to him may be exercised by his executors, administrators, heirs or legatees at any time prior to the earlier of the expiration of the Option or the expiration of 1 year from the date of death of such Optionee. Such exercise shall be effected pursuant to the terms of this
Section 5 as if such executors, administrators, heirs or legatees are the named Optionee.

              (iv) TERMINATION FOR CAUSE; QUITTING. Unless otherwise provided in the Option Award Letter, if an Optionee is terminated for Cause, or if an Optionee voluntarily terminates his employment without the Company's prior written consent, this Option shall terminate forthwith and shall not be exercisable thereafter, without any other action having to be taken by the Company. For purposes of this Plan, "TERMINATION FOR CAUSE" means a termination of an Optionee's employment by the Company due to any one or more of the following: (i) Optionee's dishonesty; (ii) a felony conviction of Optionee;
(iii) conducting any activities in competition with the Company; (iv) conducting any business activity outside of the Company which adversely impacts performance of his duties for the Company, after notification thereof by the Company;
(v) continuing unwillingness or inability to perform reasonable tasks assigned; or (vi) engaging in any acts with the purpose or effect of significantly disrupting the Company's operations or significantly harming its business or prospects. For purposes of the preceding sentence, an Optionee's resignation in anticipation of his Termination for Cause shall also constitute Termination for Cause.

         (i) RESTRICTIONS ON TRANSFER AND EXERCISE OF OPTIONS. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution; and, during the lifetime of an Optionee, the Option shall be exercisable only by him.

         (j) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to Optioned Shares until the date of the issuance of Issued Shares to him and only after the Option Exercise Price of such shares is fully paid. Unless specified in Section 10, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

         (k) CONFLICTS. In the event of any conflict between the provisions of an Option Award Letter and the Plan, the Plan shall control.

    7.   RESTRICTIONS ON THE TRANSFER OF THE STOCK.   After the exercise of an
Option, all Issued Shares obtained thereby shall be subject to the provisions of Sections 7, 8 and 9 of this Plan, and the restrictions contained therein, as applicable, shall apply to such Issued Shares after any permitted transfer thereof by the Optionee. By exercise of an Option, each Optionee agrees to be bound by the terms and provisions of Sections 7, 8 and 9 of this Plan. However, the provisions of Sections 7, 8 and 9 of this Plan shall terminate immediately upon the closing of a firm commitment underwritten public offering of Common Stock.

    8. REPURCHASE OF ISSUED SHARES. In the event an Optionee's employment with the Company terminates for any reason after an Optionee has purchased any Issued Shares upon the exercise of an Option, then the Company shall have the right (but not the obligation) to repurchase some or all of such Issued Shares from such Optionee at the Option Exercise Price paid for such Issued Shares plus interest thereon from the Exercise Date at the prime rate in effect for NationsBank, N.A. in Atlanta, Georgia on the Exercise Date (the "REPURCHASE PRICE"). To exercise such repurchase rights, the Company must give the Optionee notice within 90 days after such termination that it is exercising its rights, and stating the number of Issued Shares to be repurchased and the date, time and place of the closing of such repurchase. At the closing, the Optionee shall transfer to the Company the Issued Shares to be repurchased, and the Company shall pay the Optionee the Repurchase Price in cash.

    9. COMPANY'S RIGHT OF FIRST REFUSAL. Before an Optionee may Transfer any Issued Shares, the Company shall have a right of first refusal to purchase the Issued Shares on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL"). For purposes of this Section, a "TRANSFER" shall mean any sale, assignment, transfer, conveyance, gift or other alienation.

         (a) NOTICE OF PROPOSED TRANSFER. If an Optionee proposes to Transfer any Issued Shares, the Optionee shall deliver to the Company a written notice (the "FIRST REFUSAL NOTICE") stating: (i) the Optionee's bona fide intention to Transfer such Issued Shares; (ii) the name of each proposed transferee ("PROPOSED TRANSFEREE"); (iii) the number of Issued Shares to be Transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Optionee proposes to Transfer the Issued Shares (the "OFFERED PRICE"); (v) all the other terms and conditions of the proposed Transfer; (vi) the proposed closing date for the proposed Transfer; and (vii) that the Optionee shall sell the Issued Shares to the Company under the terms of this Section.

         (b) EXERCISE OF RIGHT. At any time within 120 days after receipt of the First Refusal Notice, the Company may, by giving written notice to the Optionee, elect to purchase any or all of the Issued Shares proposed to be Transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

         (c) PURCHASE PRICE. The purchase price for the Issued Shares purchased under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

         (d) CLOSING. The closing of the Company's purchase of the Issued Shares under this Section shall take place within 45 days after the Company receives the First Refusal Notice, or the closing date specified in the First Refusal Notice, whichever is later. Payment of the purchase price shall be made, at the option of the Company, either (i) in cash (by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Optionee to the Company, (iii) by any combination of (i) and (ii), or (iv) in the manner set forth in the First Refusal Notice.

         (e) COMPANY'S FAILURE TO PURCHASE. If all of the Issued Shares proposed in the First Refusal Notice to be Transferred to a Proposed Transferee are not purchased by the Company as provided in this Section, then the Optionee may Transfer such Issued Shares to that Proposed Transferee at the Offered Price (or at a higher price) and on all the other terms and conditions stated in the First Refusal Notice, provided that (i) such Transfer is consummated within 30 days after the date of the First Refusal Notice, (ii) any such Transfer is effected in accordance with any applicable securities laws, and (iii) the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Issued Shares in the hands of such Proposed Transferee. If the Issued Shares described in the First Refusal Notice are not so Transferred to the Proposed Transferee within such 30-day period, a new First Refusal Notice shall be given to the Company, and the Company shall again be offered the Right of First Refusal, before any Issued Shares held by the Optionee may be Transferred.

         (f) FAMILY TRANSFERS. Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Issued Shares, during Optionee's lifetime or on Optionee's death by will or intestacy, to Optionee's IMMEDIATE FAMILY or a trust for the benefit of Optionee or Optionees's immediate family shall be exempt from the provisions of this Section; provided that, as a condition to receiving the Issued Shares, the transferee or other recipient shall agree in writing to receive and hold the Issued Shares so Transferred subject to the provisions of this Section, and to Transfer such Issued Shares no further except in accordance with the terms of this Section. As used herein, "IMMEDIATE FAMILY" shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

         (g) TERMINATION UPON PUBLIC OFFERING. The provisions of this Section 9 shall cease to have any effect 90 days after any firm underwritten, SEC-registered public offering of the Common Stock; provided, however, all Optionees shall be subject to all applicable restrictions on transfer imposed under federal and state securities laws, as well as any other restrictions voluntarily entered into in connection with such public offering or otherwise.

    10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         (a) In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased (or changed into or exchanged for a different number or kind of shares or other securities of the Company) by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

              (i) The Board shall make such adjustments as it deems appropriate in the number and kind of shares available for the granting of Options under the Plan.

              (ii) The Board also shall make such adjustments as it deems appropriate in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained (as close as practicable) as before the occurrence of such event; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Exercise Price per share. No fractional shares shall be issued or covered by an Option in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

              (iii) Any adjustment to or assumption of Options under this subsection (a) shall be made in accordance with Code Section 425(a) and the regulations promulgated thereunder so as to preserve the status of such Options as incentive stock options under Code Section 422.

         (b) Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Board, in its discretion, may (but need not) declare that:

              (i) any or all outstanding Options granted hereunder shall become immediately nonforfeitable and exercisable (to the extent permitted under federal or state securities laws);

              (ii) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Board, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Options would have been entitled; and/or

              (iii) any or all Options granted hereunder are to become immediately nonforfeitable and exercisable (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Optionees to whom such Options have been granted.

         (c) If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Board shall give each Optionee notice of such event at least 10 days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and exercisable on the effective date (to the extent permitted under federal or state securities laws).

         (d) Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets.

    11. STOCK LEGENDS. All certificates issued pursuant to the exercise of any Option shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE TERMS OF THE COMPANY'S 1994 STOCK OPTION PLAN. THE SALE OF THE SHARES EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT") OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE SECURITIES ACTS"), AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS, INCLUDING SECTION 10-5-9(13) OF THE GEORGIA ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN ANY MANNER EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS, UNLESS THE COMPANY SHALL DETERMINE, UPON ADVICE OF COUNSEL, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND (ii) AS IS PERMITTED BY THE PROVISIONS OF THE COMPANY'S 1994 INCENTIVE STOCK OPTION PLAN."

Any attempted transfer of the certificate representing these shares which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee of such shares be recognized as the owner thereof by the Company.

    12. AMENDMENT AND TERMINATION OF THE PLAN. The Board shall have the power to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods, or to terminate the Plan in whole or in part. Notwithstanding the above provisions, no such addition, amendment, repeal, suspension or termination shall affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees, nor may any such change in the Plan be made without the prior approval of the holders of a majority of the outstanding common stock of the Company if (i) such change would cause the Plan to fail to qualify as an "Incentive Stock Option Plan" pursuant to Code Section 422, or
(ii) such shareholder approval is required under Code Section 422 or any other applicable law or regulation.

    13. NOTICES. All notices or other communications by an Optionee to the Board pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Board at the location, or by the person, designated by the Board for the receipt thereof.

    14. TERM OF PLAN. Subject to the terms of Section 12, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option or (ii) the last date upon which an Option may be granted hereunder.

    15. HEADINGS. Section and other headings contained in this Plan are for reference purposes only and are in no way intended to define, interpret, describe or limit the scope, extent or intent of this Plan or any provision hereof.

    16. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

    17. GENDER AND NUMBER. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

    18. LEGAL REFERENCES. Any references in this Plan to a provision of law which is, subsequent to the effective date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

    19. NO RIGHTS TO EMPLOYMENT. Nothing contained in this Plan shall be construed to give any individual any right to employment with the Company or any parent or subsidiary corporation of the Company.

                                  Date:               , 19
                                       ---------------     --

                                      EXHIBIT A



                            PIPELINE COMMUNICATIONS, INC.
                           1994 INCENTIVE STOCK OPTION PLAN


                     NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION


    This Notice is given pursuant to the terms of the Incentive Stock Option Award Letter, dated ______________, 19__, from PIPELINE COMMUNICATIONS, INC. (the "Company") to the undersigned Optionee, which Award Letter granted Optionee an Incentive Stock Option to purchase a certain amount of the Company's Common Stock (the "Option"). The Award Letter is incorporated herein by reference.

    EXERCISE OF OPTION. Optionee hereby exercises the Option to purchase the following number of Optioned Shares (the "Issued Shares"):

                                       Shares.
         -----------------------------

    PAYMENT. Optionee hereby delivers the full Option Price with respect to the Issued Shares purchased, which consists of cash or a check in the total
amount of $                                                                .
           ----------------------------------------------------------------

    REPRESENTATION AND AGREEMENTS. Optionee hereby makes the following representations to and agreements with the Company in connection with the purchase of Issued Shares under the Option:

1. Optionee is a bona fide resident of, and has his/her principal residence in, the following state:

                                       (state of residence).
         -----------------------------

2. Optionee is acquiring the Issued Shares for investment for his/her own account with no present intent to directly or indirectly resell, transfer, distribute or participate in a distribution of the Issued Shares or any portion thereof in violation of applicable federal and state securities laws.

3. Optionee is not acquiring the Issued Shares based upon any representation, oral or written, by the Company or any representative of the Company with respect to the future value of, income from, or tax consequences relating to the Issued Shares but rather upon an independent examination and judgment as to the prospects of the Company. Further, Optionee acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Issued Shares or any findings as to the fairness of an investment in the Issued Shares.

4. Optionee has received and reviewed such financial information and records of the Company as Optionee deemed necessary, and the Company has made available to Optionee the opportunity to ask questions of, and to receive answers from, representatives of the Company and to obtain additional information relative to the Company and Optionee's investment therein (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense). All such materials and information requested by Optionee have been made available to and examined by Optionee.

5. Optionee understands that the Company may refuse to issue the Issued
Shares, or to permit any proposed sale, transfer, pledge or other disposition of the Issued Shares except pursuant to an effective registration statement under the federal Securities Act of 1933, as amended (the " 1933 Act") and any applicable state securities acts, or pursuant to exemptions from such registration requirements; that the certificate(s) evidencing the Issued Shares, or any substitutions therefor, may contain a legend substantially to that effect; and that Optionee shall cooperate with the Company in connection with any such registration statement or exemptions. Optionee understands that the Company is under no obligation to register the issuance or resale of the Issued Shares under the 1933 Act or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts in order to permit Optionee to sell, transfer or otherwise dispose of the Issued Shares.

                                  OPTIONEE:

                                  --------------------------------------------
                                  Signature


                                  --------------------------------------------
                                  Print or Type Name

                                  Date:                , 19
                                        ---------------    --

    PIPELINE COMMUNICATIONS, INC. hereby acknowledges receipt of this Notice of Exercise and payment for the Issued Shares purchased thereunder.

                                  PIPELINE COMMUNICATIONS, INC.

                                  By:
                                      ----------------------------------------

                                  Date:               , 19
                                       ---------------     --

                                      EXHIBIT A



                            PIPELINE COMMUNICATIONS, INC.
                           1994 INCENTIVE STOCK OPTION PLAN

                         INCENTIVE STOCK OPTION AWARD LETTER


[Optionee]
[Address]



Number of Shares:
                  -----------

Option Exercise Price Per Share: $
                                   -------------

Date of Grant:
               -----------------

Option Expiration Date:
                        -----------------

Greetings:

The purpose of this letter is to advise you of the grant to you, effective the above-noted Date of Grant, of an Incentive Stock Option to buy up to the number of shares noted above (the "Optioned Shares") of the Common Stock of PIPELINE COMMUNICATIONS, INC. (the "Company"). The Option has been granted under the Company's 1994 Incentive Stock Option Plan, as amended, which is incorporated herein by reference (the "Plan").

Unless sooner exercised, or unless earlier terminated under the terms of the Plan, the Option will expire and cease to be exercisable after the above-noted Option Expiration Date.

The Option Exercise Price per share shall be as noted above.

This Option shall become exercisable, and the Option Shares may be purchased, according to the following vesting schedule:

                  Number of                         May Be Purchased
                   Shares                             On or After
       -------------------------------  --------------------------------------

                   -----                              ------------

                   -----                              ------------

                   -----                              ------------

                   -----                              ------------

The Option may be exercised by your delivery to the Secretary of the Company of:

1. A written notice of exercise executed by you (the "Notice of Exercise") in the form attached hereto as Exhibit "A", and

2. The Option Exercise Price for the Optioned Shares with respect to which you are exercising the Option.

    The exercise of the Option and the ownership of Shares after such exercise are governed by the terms of the Plan.

                             Sincerely,

                             PIPELINE COMMUNICATIONS, INC.


                             By:
                                ----------------------------------------------


Date:               , 19
      --------------     --


                                        -viii-